Exhibit 4.1

TOWN SPORTS INTERNATIONAL, LLC
as Issuer

Supplemental Indenture No. 3
Dated as of December 20, 2006

Supplementing the Indenture
Dated as of April 16, 2003
with respect to $255,000,000
9 5/8% Senior Notes due 2011

The Bank of New York,
as Trustee

SUPPLEMENTAL INDENTURE NO. 3
     SUPPLEMENTAL INDENTURE NO. 3 dated as of December 20, 2006 (this “Supplemental Indenture”), made by and among Town Sports International, LLC, a New York limited liability company (f/k/a Town Sports International, Inc.) (the “Company”), the existing subsidiary guarantors listed on Annex A hereto (collectively, the “Guarantors”), each of the subsidiaries of the Company listed on Annex B hereto (collectively, the “New Subsidiaries”), and The Bank of New York, as Trustee (the “Trustee”) to the Original Indenture (as defined below).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture dated as of April 16, 2003, as supplemented by Supplemental Indenture No. 1 thereto dated as of May 12, 2006, and as supplemented by Supplemental Indenture No. 2 thereto dated as of June 30, 2006 (collectively, the “Original Indenture”), pursuant to the provisions of which the Company has heretofore issued $255,000,000 in aggregate principal amount of its 9 5/8% Senior Notes due 2011 (the “Notes”);
     WHEREAS, the Company, the Guarantors and the Trustee desire to amend and supplement the Original Indenture in accordance with its terms;
     WHEREAS, Section 4.16 of the Original Indenture provides, among other things, that if the Company or any of its Restricted Subsidiaries organize any Domestic Restricted Subsidiary that is not a Guarantor having total assets with a book value in excess of $500,000, then any such Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Original Indenture on the terms set forth in the Original Indenture;
     WHEREAS, the Company formed the New Subsidiaries and each of the New Subsidiaries has assets or is expected to have assets with an aggregate book value in excess of $500,000;
     WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Trustee may amend, waive or supplement the Original Indenture without notice to or consent of any Holder (as defined in the Original Indenture) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Original Indenture of any Holder;
     WHEREAS, the Supplemental Indenture provides additional benefits to the Holders and does not adversely affect the legal rights of such Holders under the Original Indenture; and
     WHEREAS, all conditions and requirements necessary to authorize the execution and delivery of this Supplemental Indenture have been duly complied with or done and performed by the New Subsidiaries, and all actions necessary to make this Supplemental

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Indenture and the Original Indenture, as supplemented by this Supplemental Indenture, valid, binding and legal instruments according to their terms (and, with respect to this Supplemental Indenture, in accordance with the terms of the Original Indenture) have been complied with or done and performed;
     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, and for other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company, the Guarantors and the New Subsidiaries covenant and agree with the Trustee, for the benefit of all present and future Holders of the Notes, as follows:
     Section 1. Each of the New Subsidiaries pursuant to Section 4.16 of the Original Indenture hereby unconditionally guarantees all the Company’s obligations under the Notes and Original Indenture on the terms set forth in the Original Indenture.
     Section 2. This Supplemental Indenture is a supplemental indenture pursuant to Section 4.16 and 9.1 of the Original Indenture. Upon execution and delivery of this Supplemental Indenture, all the terms and conditions of the Original Indenture and this Supplemental Indenture shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.
     Section 3. All the parties hereto hereby ratify, confirm and agree with the Original Indenture. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Original Indenture, as supplemented and amended by this Supplemental Indenture shall continue in full force and effect, and all references to the Indenture in the Original Indenture shall hereafter be deemed to mean the Original Indenture, as supplemented and amended pursuant to this Supplemental Indenture.
     Section 4. The parties may sign any number of signature pages or copies of this Supplemental Indenture. Each signed signature page or copy shall be an original, but all of them together shall represent the same agreement.
     Section 5. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE NEW SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS AND THE NEW SUBSIDIARIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT

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ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY, THE GUARANTORS AND THE NEW SUBSIDIARIES IN ANY OTHER JURISDICTION.
     Section 6. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Subsidiaries, and not of the Trustee.
[SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

TOWN SPORTS INTERNATIONAL, LLC

By:	/s/ Robert S. Herbst

Name: Robert S. Herbst
Title: Vice President and Secretary

Each Existing Guarantor Listed on Annex A hereto

By:	/s/ Robert S. Herbst

Name: Robert S. Herbst
Title: Vice President and Secretary

Each New Subsidiary Listed on Annex B hereto

By:	/s/ Robert S. Herbst

Name: Robert S. Herbst
Title: Vice President and Secretary

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Julie Salovitch-Miller

Name: Julie Salovitch-Miller
Title: Vice President

Annex A
TSI Alexandria, LLC, a Delaware limited liability company
TSI Allston, LLC, a Delaware limited liability company
TSI Andover, Inc., a Massachusetts corporation
TSI Ardmore, LLC, a Delaware limited liability company
TSI Arthro-Fitness Services, Inc., a New York corporation
TSI Battery Park, Inc., a New York corporation
TSI Bethesda, LLC, a Delaware limited liability company
TSI Broadway, Inc., a New York corporation
TSI 217 Broadway, Inc., a New York corporation
TSI Brooklyn Belt, Inc., a New York corporation
TSI Brunswick, Inc., a Delaware corporation
TSI Bulfinch, LLC, a Delaware limited liability company
TSI Cash Management, Inc., a New York corporation
TSI Central Square, LLC, a Delaware limited liability company
TSI Centreville, LLC, a Delaware limited liability company
TSI Cherry Hill, LLC, a Delaware limited liability company
TSI Chevy Chase, Inc., a Delaware corporation
TSI Clarendon, LLC, a Delaware limited liability company
TSI Cobble Hill, Inc., a New York corporation
TSI Colonia, LLC, a Delaware limited liability company
TSI Commack, Inc., New York corporation
TSI Connecticut Avenue, Inc., a Delaware corporation
TSI Copley, Inc., a Delaware corporation
TSI Court Street, Inc., a New York corporation
TSI Croton, Inc., a New York corporation
TSI Danbury, Inc., a Delaware corporation
TSI Danvers, Inc., a Massachusetts corporation
TSI Downtown Crossing, Inc., a Delaware corporation
TSI Dupont Circle, Inc., a Delaware corporation
TSI Dupont II, Inc., a Delaware corporation
TSI East Cambridge, Inc., a Delaware corporation
TSI East Meadow, Inc., a New York corporation
TSI East 23, Inc., a New York corporation
TSI East 31, Inc., a New York corporation
TSI East 34, Inc., a New York corporation
TSI East 36, Inc., a New York corporation
TSI East 41, Inc., a New York corporation
TSI East 51, Inc., a New York corporation
TSI East 59, Inc., a New York corporation
TSI East 76, Inc., a New York corporation
TSI East 86, LLC, a New York limited liability company
TSI East 91, Inc., a New York corporation
TSI F Street, Inc., a Delaware corporation
TSI Fairfax, LLC, a Delaware limited liability company
TSI Fenway, LLC, a Delaware limited liability company
TSI Fifth Avenue, Inc., a New York corporation

TSI First Avenue, Inc. , a New York corporation
TSI Forest Hills, Inc., a New York corporation
TSI Fort Lee, LLC , a Delaware limited liability company
TSI Framingham, Inc., a Massachusetts corporation
TSI Franklin (MA), Inc., a Massachusetts corporation
TSI Franklin Park, LLC, a Delaware limited liability company
TSI Freehold, LLC, a Delaware corporation
TSI Gallery Place, Inc., a Delaware corporation
TSI Garden City, Inc., a New York corporation
TSI Germantown, LLC, a Delaware corporation
TSI Glover, Inc., a Delaware corporation
TSI Grand Central, Inc., a New York corporation
TSI Great Neck, Inc., a New York corporation
TSI Greenwich, Inc., a Delaware corporation
TSI Highpoint, LLC, a Delaware limited liability company
TSI Hoboken, LLC, a Delaware limited liability company
TSI Holdings (CIP), Inc., a Delaware corporation
TSI Holdings (DC), Inc., a Delaware corporation
TSI Holdings (IP), LLC, a Delaware limited liability company
TSI Holdings (MA), Inc., a Massachusetts corporation
TSI Holdings (MD), Inc., a Delaware corporation
TSI Holdings (NJ), LLC, a Delaware limited liability company
TSI Holdings (PA), Inc., a Delaware corporation
TSI Holdings (VA), Inc., a Delaware corporation
TSI Huntington, Inc., a New York corporation
TSI Insurance, Inc., a New York corporation
TSI International, Inc. , a Delaware corporation
TSI Irving Place, Inc., a New York corporation
TSI Jersey City, LLC, a Delaware limited liability company
TSI Larchmont, Inc. , a New York corporation
TSI Lexington (MA), Inc., a Massachusetts corporation
TSI Lincoln, Inc., a New York corporation
TSI Long Beach, Inc., a New York corporation
TSI Lynnfield, Inc., a Massachusetts corporation
TSI M Street, Inc., a Delaware corporation
TSI Madison, Inc., a New York corporation
TSI Mahwah, LLC, a Delaware limited liability company
TSI Mamaroneck, Inc., a New York corporation
TSI Market Street, LLC, a Delaware limited liability company
TSI Marlboro, LLC, a Delaware limited liability company
TSI Matawan, LLC, a Delaware limited liability company
TSI Montclair, LLC, a Delaware corporation
TSI Murray Hill, Inc., a New York corporation
TSI Nanuet, Inc., a New York corporation
TSI Nashua, LLC, a Delaware limited liability company
TSI Natick, Inc., a Delaware corporation
TSI Newark, LLC, a Delaware limited liability company
TSI Newbury Street, Inc., a Delaware corporation

TSI North Bethesda, LLC, a Delaware limited liability company
TSI Norwalk, Inc., a Delaware corporation
TSI Oceanside, Inc., a New York corporation
TSI Old Bridge, LLC, a Delaware limited liability company
TSI Parsippany, LLC, a Delaware limited liability company
TSI Plainsboro, LLC, a Delaware limited liability company
TSI Princeton, LLC, a Delaware limited liability company
TSI Ramsey, LLC, a Delaware limited liability company
TSI Reade Street, Inc., a New York corporation
TSI Ridgewood, LLC, a Delaware limited liability company
TSI Rittenhouse, LLC, a Delaware limited liability company
TSI Rodin Place, LLC, a Delaware limited liability company
TSI Rye, Inc., a New York corporation
TSI Scarsdale, Inc., a New York corporation
TSI Seaport, Inc., a New York corporation
TSI Sheridan, Inc., a New York corporation
TSI Silver Spring, LLC, a Delaware limited liability company
TSI Society Hill, LLC, a Delaware limited liability company
TSI Soho, Inc., a New York corporation
TSI Somerset, LLC, a Delaware limited liability company
TSI South Park Slope, Inc., a New York corporation
TSI Springfield, LLC, a Delaware limited liability company
TSI Stamford Downtown, Inc., a Delaware corporation
TSI Stamford Post, Inc., a Delaware corporation
TSI Stamford Rinks, Inc., a Delaware corporation
TSI Staten Island, Inc., a New York corporation
TSI Sterling, LLC, a Delaware corporation
TSI Supplements, Inc., a Delaware corporation
TSI Syosset, Inc., a New York corporation
TSI Wall Street, Inc., a New York corporation
TSI Waltham, LLC, a Delaware limited liability company
TSI Washington, Inc., a Delaware corporation
TSI Water Street, Inc., a New York corporation
TSI Wellesley, Inc., a Massachusetts corporation
TSI West Caldwell, LLC, a Delaware corporation
TSI West Newton, Inc., a Delaware corporation
TSI West Nyack, Inc., a New York corporation
TSI West Springfield, LLC, a Delaware limited liability company
TSI West 14, Inc., a New York corporation
TSI West 16, Inc., a New York corporation
TSI West 23, Inc., a New York corporation
TSI West 38, Inc., a New York corporation
TSI West 41, Inc., a New York corporation
TSI West 44, Inc., a New York corporation
TSI West 48, Inc., a New York corporation
TSI West 52, Inc., a New York corporation
TSI West 73, Inc., a New York corporation
TSI West 76, Inc., a New York corporation

TSI West 80, Inc., a New York corporation
TSI West 94, Inc., a New York corporation
TSI West 125, Inc., a New York corporation
TSI Westport, Inc., a Delaware corporation
TSI Westwood, LLC, a Delaware corporation
TSI Weymouth, Inc., a Delaware corporation
TSI White Plains, Inc., a New York corporation
TSI Whitestone, Inc., a New York corporation
TSI Woodmere, Inc., a New York corporation

Annex B
TSI Astoria, Inc., a New York corporation
TSI Bay Ridge 86th Street LLC, a New York limited liability company
TSI Bayridge Inc., a New York corporation
TSI Dobbs Ferry, LLC, a New York limited liability company
TSI East 48, LLC, a New York limited liability company
TSI Glendale, LLC, a New York limited liability company
TSI Hartsdale, Inc., a New York corporation
TSI Hawthorne Inc., a New York corporation
TSI Herald Inc., a New York corporation
TSI Mercer Street, Inc., a New York corporation
TSI Midwood, Inc., a New York corporation
TSI Port Jefferson, Inc., a New York corporation
TSI Rego Park, Inc., a New York corporation
TSI Smithtown, Inc., a New York corporation
TSI Somers, Inc., a New York corporation
TSI Varick Street, Inc., a New York corporation
TSI White Plains City Center, Inc., a New York corporation
TSI Boylston, Inc., a Delaware corporation
TSI Columbia Heights, Inc., a Delaware corporation
TSI Georgetown, Inc., a Delaware corporation
TSI K Street, Inc., a Delaware corporation
TSI University Management, Inc., a Delaware corporation
TSI Davis Square LLC, a Delaware limited liability company
TSI Newton, LLC, , a Delaware limited liability company
TSI South End, Inc., a Delaware corporation
TSI South Station, Inc., a Delaware corporation
TSI Watertown, Inc., a Delaware corporation
TSI Wellington Circle, LLC, a Delaware limited liability company
TSI South Bethesda, LLC, a Delaware limited liability company
TSI Clifton, LLC, a Delaware limited liability company
TSI Englewood, LLC, a Delaware limited liability company
TSI Hoboken North, LLC, a Delaware limited liability company
TSI Livingston, LLC, a Delaware limited liability company
TSI No Sweat, LLC, a Delaware limited liability company
TSI Princeton North LLC, a Delaware limited liability company
TSI Radnor, LLC, a Delaware corporation
TSI Butler, LLC, a New York limited liability company
TSI Carmel, LLC, a New York limited liability company
TSI Hicksville, LLC, a Delaware limited liability company
TSI Morris Park, LLC, a New York limited liability company
TSI West 115th Street, LLC, a New York limited liability company
TSI West 145th Street, LLC, a Delaware limited liability company
TSI 217 Broadway, LLC, a Delaware limited liability company
TSI Arthro-Fitness Services, LLC, a Delaware limited liability company
TSI Astoria, LLC, a Delaware limited liability company
TSI Battery Park, LLC, a Delaware limited liability company

TSI Bay Ridge 86th Street, LLC, a Delaware limited liability company
TSI Bayridge, LLC, a Delaware limited liability company
TSI Broadway, LLC, a Delaware limited liability company
TSI Brooklyn Belt, LLC, a Delaware limited liability company
TSI Carmel, LLC, a Delaware limited liability company
TSI Cash Management, LLC, a Delaware limited liability company
TSI Cobble Hill, LLC, a Delaware limited liability company
TSI Commack, LLC, a Delaware limited liability company
TSI Court Street, LLC, a Delaware limited liability company
TSI Croton, LLC, a Delaware limited liability company
TSI Dobbs Ferry, LLC, a Delaware limited liability company
TSI East Meadow, LLC, a Delaware limited liability company
TSI East 23, LLC, a Delaware limited liability company
TSI East 31, LLC, a Delaware limited liability company
TSI East 34, LLC, a Delaware limited liability company
TSI East 36, LLC, a Delaware limited liability company
TSI East 41, LLC, a Delaware limited liability company
TSI East 48, LLC, a Delaware limited liability company
TSI East 51, LLC, a Delaware limited liability company
TSI East 59, LLC, a Delaware limited liability company
TSI East 76, LLC, a Delaware limited liability company
TSI East 86, LLC, a Delaware limited liability company
TSI East 91, LLC, a Delaware limited liability company
TSI First Avenue, LLC, a Delaware limited liability company
TSI Forest Hills, LLC, a Delaware limited liability company
TSI Garden City, LLC, a Delaware limited liability company
TSI Glendale, LLC, a Delaware limited liability company
TSI Grand Central, LLC, a Delaware limited liability company
TSI Great Neck, LLC, a Delaware limited liability company
TSI Hartsdale, LLC, a Delaware limited liability company
TSI Hawthorne, LLC, a Delaware limited liability company
TSI Herald, LLC, a Delaware limited liability company
TSI Huntington, LLC, a Delaware limited liability company
TSI Irving Place, LLC, a Delaware limited liability company
TSI Larchmont, LLC, a Delaware limited liability company
TSI Lincoln, LLC, a Delaware limited liability company
TSI Long Beach, LLC, a Delaware limited liability company
TSI Mamaroneck, LLC, a Delaware limited liability company
TSI Mercer Street, LLC, a Delaware limited liability company
TSI Midwood, LLC, a Delaware limited liability company
TSI Morris Park, LLC, a Delaware limited liability company
TSI Murray Hill, LLC, a Delaware limited liability company
TSI Nanuet, LLC, a Delaware limited liability company
TSI Oceanside, LLC, a Delaware limited liability company
TSI Port Jefferson, LLC, a Delaware limited liability company
TSI Reade Street, LLC, a Delaware limited liability company
TSI Rego Park, LLC, a Delaware limited liability company
TSI Scarsdale, LLC, a Delaware limited liability company

TSI Seaport, LLC, a Delaware limited liability company
TSI Sheridan, LLC, a Delaware limited liability company
TSI Smithtown, LLC, a Delaware limited liability company
TSI Soho, LLC, a Delaware limited liability company
TSI Somers, LLC, a Delaware limited liability company
TSI South Park Slope, LLC, a Delaware limited liability company
TSI Staten Island, LLC, a Delaware limited liability company
TSI Syosset, LLC, a Delaware limited liability company
TSI Varick Street, LLC, a Delaware limited liability company
TSI Wall Street, LLC, a Delaware limited liability company
TSI Water Street, LLC, a Delaware limited liability company
TSI West Nyack,, LLC, a Delaware limited liability company
TSI West 14, LLC, a Delaware limited liability company
TSI West 16, LLC, a Delaware limited liability company
TSI West 23, LLC, a Delaware limited liability company
TSI West 38, LLC, a Delaware limited liability company
TSI West 41, LLC, a Delaware limited liability company
TSI West 44, LLC, a Delaware limited liability company
TSI West 48, LLC, a Delaware limited liability company
TSI West 52, LLC, a Delaware limited liability company
TSI West 73, LLC, a Delaware limited liability company
TSI West 76, LLC, a Delaware limited liability company
TSI West 80, LLC, a Delaware limited liability company
TSI West 94, LLC, a Delaware limited liability company
TSI West 115th Street, LLC, a Delaware limited liability company
TSI West 125, LLC, a Delaware limited liability company
TSI White Plains City Center LLC, a Delaware limited liability company
TSI White Plains, LLC, a Delaware limited liability company
TSI Whitestone, LLC, a Delaware limited liability company
TSI Woodmere, LLC, a Delaware limited liability company
TSI Andover, LLC, a Delaware limited liability company
TSI Framingham, LLC, a Delaware limited liability company
TSI Franklin (MA), LLC, a Delaware limited liability company
TSI Holdings (MA), LLC, a Delaware limited liability company
TSI Lexington (MA), LLC, a Delaware limited liability company
TSI Lynnfield, LLC, a Delaware limited liability company
TSI Wellesley, LLC, a Delaware limited liability company
TSI Boylston, LLC, a Delaware limited liability company
TSI Brunswick, LLC, a Delaware limited liability company
TSI Chevy Chase, LLC, a Delaware limited liability company
TSI Columbia Heights, LLC, a Delaware limited liability company
TSI Connecticut Avenue, LLC, a Delaware limited liability company
TSI Danbury, LLC, a Delaware limited liability company
TSI Downtown Crossing, LLC, a Delaware limited liability company
TSI F Street, LLC, a Delaware limited liability company
TSI Gallery Place, LLC, a Delaware limited liability company
TSI Georgetown, LLC, a Delaware limited liability company
TSI Glover, LLC, a Delaware limited liability company

TSI Greenwich, LLC, a Delaware limited liability company
TSI Holdings (CIP), LLC, a Delaware limited liability company
TSI Holdings (DC), LLC, a Delaware limited liability company
TSI Holdings (MD), LLC, a Delaware limited liability company
TSI Holdings (PA), LLC, a Delaware limited liability company
TSI Holdings (VA), LLC, a Delaware limited liability company
TSI K Street, LLC, a Delaware limited liability company
TSI M Street, LLC, a Delaware limited liability company
TSI Natick, LLC, a Delaware limited liability company
TSI Newbury Street, LLC, a Delaware limited liability company
TSI Norwalk, LLC, a Delaware limited liability company
TSI South End, LLC, a Delaware limited liability company
TSI South Station, LLC, a Delaware limited liability company
TSI Stamford Downtown, LLC, a Delaware limited liability company
TSI Stamford Post, LLC, a Delaware limited liability company
TSI Stamford Rinks, LLC, a Delaware limited liability company
TSI University Management, LLC, a Delaware limited liability company
TSI Watertown, LLC, a Delaware limited liability company
TSI West Newton, LLC, a Delaware limited liability company
TSI Westport, LLC, a Delaware limited liability company
TSI Weymouth, LLC, a Delaware limited liability company